State of Maryland
Department of Assessments and Taxation

Charter Division

Larry Hogan
Governor

Sean P. Powell
Director

Date: 10/05/2015

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME : FIRST CAPITAL REAL ESTATE TRUST INCORPORATED
DEPARTMENT ID : D14372825
TYPE OF REQUEST : ARTICLES OF AMENDMENT / NAME CHANGE
DATE FILED : 09-28-2015
TIME FILED : 08:30 AM
RECORDING FEE :
EXPEDITED FEE :
FILING NUMBER : 1000362008550586
CUSTOMER ID : 0003317714
WORK ORDER NUMBER : 0004534294

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395
Telephone (410)767-4950 / Toll free in Maryland (888)246-5941
MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097
Website: www.dat.maryland.gov

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	09-28-2015
PRINCIPAL OFFICE:	VCORP SERVICES MD, INC. SECOND FLOOR 836 PARK AVENUE BALTIMORE MD 21201
RESIDENT AGENT:	VCORP SERVICES MD, INC. SECOND FLOOR 836 PARK AVENUE BALTIMORE MD 21201

COMMENTS:

THIS AMENDMENT RECORD INDICATES THE NAME CHANGE

FROM: UNITED REALTY TRUST INCORPORATED.

TO: FIRST CAPITAL REAL ESTATE TRUST INCORPORATED.

UNITED REALTY TRUST INCORPORATED

UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
IN LIEU OF MEETING

The undersigned, constituting all the members of the Board of Directors (the "Board") of United Realty Trust Incorporated, a Maryland corporation (the "Corporation"), acting without a meeting pursuant to the provisions of Section 2-408(c) of the Maryland General Corporation Law (the "MGCL"), hereby waive the calling and convening of a meeting of the Board and hereby adopt the following resolutions.

RESOLVED, that, pursuant to Sections 2-604(c)(1) and 2-605(a)(1) of the Maryland General Corporation Law, it is advisable and in the best interests of United Realty Trust Incorporated, a Maryland corporation (the "Company"), that the charter of the Company be amended to change the name of the Company to First Capital Real Estate Trust Incorporated, as set forth in the Articles of Amendment attached hereto as Exhibit A (the "Articles of Amendment"); and it is

FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed to execute the Articles of Amendment and to take all action necessary for the proper filing thereof with the State Department of Assessments and Taxation of Maryland; and it is

FURTHER RESOLVED, that any and all acts heretofore or hereinafter taken by any officer or officers of the Company in its name and on its behalf in connection with the foregoing matters are hereby approved, ratified and confirmed; and it is

FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed, in the name and on behalf of the Company, to take all such other action as may be necessary, appropriate or advisable in order to effectuate the full intent and purposes of any of all of the foregoing resolutions, including, without limitation, the issuance of a press release announcing the change in the name of the Company, the filing of a Form 8-K with the United States Securities and Exchange Commission regarding the change in the name of the Company and the amendment of the bylaws of the Company or any stock certificates, incentive award plans, incentive bonus plans, director stock plans, Board committee charters, corporate governance guidelines, codes of ethics and corporate policies to reflect the change in the name of the Company.

FURTHER RESOLVED, that this Unanimous Written Consent be filed with the minutes of the proceedings of the Board.

This Unanimous Written Consent may be executed (including by facsimile or other electronic transmission) with counterpart signature pages or in several counterparts, each

IN WITNESS WHEREOF, the undersigned have duly adopted this Unanimous Written Consent on the 25 day of September, 2015.

Suneet Singal

J. Tim Pruban

Javier G. Van de Steeg

EXHIBIT A

ARTICLES OF AMENDMENT

of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

UNITED REALTY TRUST INCORPORATED

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of United Realty Trust Incorporated, a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article II in its entirety and substituting in lieu thereof a new article to read as follows:

SECOND: The name of the corporation (which is hereinafter called the "Corporation") is: First Capital Real Estate Trust Incorporated.

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 24 day of Sept, 2015.

ATTEST:

Name: Suneet Singal
Title: CEO and Secretary

UNITED REALTY TRUST INCORPORATED

By: __________________ (SEAL)
Name: Roger Leibowitz
Title: Chief Financial Officer